Exhibit 99.1

Investor Relations Contact:
Liz Morali (408) 986-7977
liz_morali@amat.com

Media Contact:
Ricky Gradwohl (408) 235-4676
ricky_gradwohl@amat.com

APPLIED MATERIALS ANNOUNCES THIRD QUARTER 2025 RESULTS
•Record revenue $7.30 billion, up 8 percent year over year
•GAAP gross margin 48.8 percent and non-GAAP gross margin 48.9 percent
•GAAP operating margin 30.6 percent and non-GAAP operating margin 30.7 percent
•GAAP EPS $2.22 and record non-GAAP EPS $2.48, up 8 percent and 17 percent year over year, respectively

SANTA CLARA, Calif., Aug. 14, 2025 — Applied Materials, Inc. (NASDAQ: AMAT) today reported results for its third quarter ended Jul. 27, 2025.
“Applied Materials delivered record performance in our third fiscal quarter, and we are on track to deliver our sixth consecutive year of revenue growth in fiscal 2025,” said Gary Dickerson, President and CEO. “We are currently operating in a dynamic macroeconomic and policy environment, which is creating increased uncertainty and lower visibility in the near term, including for our China business. Despite this, we remain very confident in the longer-term growth opportunities for the semiconductor industry and Applied Materials.”
“We are expecting a decline in revenue in the fourth quarter driven by both digestion of capacity in China and non-linear demand from leading-edge customers given market concentration and fab timing,” said Brice Hill, Senior Vice President and CFO. “We are navigating and adapting to the near-term uncertainties by leveraging our robust supply chain, global manufacturing footprint and deep customer relationships.”

Applied Materials, Inc.

Results Summary

	Q3 FY2025	Q3 FY2024	Change
	(In millions, except per share amounts and percentages)
Net revenue	$7,302	$6,778	8%
Gross margin	48.8%	47.3%	1.5 points
Operating margin	30.6%	28.7%	1.9 points
Net income	$1,779	$1,705	4%
Diluted earnings per share	$2.22	$2.05	8%
Non-GAAP Results
Non-GAAP gross margin	48.9%	47.4%	1.5 points
Non-GAAP operating margin	30.7%	28.8%	1.9 points
Non-GAAP net income	$1,989	$1,767	13%
Non-GAAP diluted EPS	$2.48	$2.12	17%
Non-GAAP free cash flow	$2,050	$2,088	(2)%

A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release. See also “Use of Non-GAAP Financial Measures” section.

Applied Materials, Inc.

Business Outlook

Applied’s total net revenue, non-GAAP gross margin and non-GAAP diluted EPS for the fourth quarter of fiscal 2025 are expected to be approximately as follows:

	Q4 FY2025
(In millions, except percentage and per share amounts)
Total net revenue	$6,700	+/-	$500
Non-GAAP gross margin	48.1%
Non-GAAP diluted EPS	$2.11	+/-	$0.20
This outlook for non-GAAP diluted EPS excludes known charges related to completed acquisitions of $0.01 per share, and includes a net income tax benefit related to intra-entity intangible asset transfers of $0.04 per share, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax-related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.
Third Quarter Reportable Segment Information

Semiconductor Systems	Q3 FY2025	Q3 FY2024
(in millions, except percentages)
Net revenue	$5,427	$4,924
Foundry, logic and other	69%	72%
DRAM	22%	24%
Flash memory	9%	4%
Operating income	$1,966	$1,712
Operating margin	36.2%	34.8%
Non-GAAP Results
Non-GAAP operating income	$1,977	$1,722
Non-GAAP operating margin	36.4%	35.0%

Applied Global Services	Q3 FY2025	Q3 FY2024
(in millions, except percentages)
Net revenue	$1,600	$1,580
Operating income	$445	$467
Operating margin	27.8%	29.6%
Non-GAAP Results
Non-GAAP operating income	$445	$467
Non-GAAP operating margin	27.8%	29.6%

Display	Q3 FY2025	Q3 FY2024
(in millions, except percentages)
Net revenue	$263	$251
Operating income	$62	$16
Operating margin	23.6%	6.4%
Non-GAAP Results
Non-GAAP operating income	$62	$16
Non-GAAP operating margin	23.6%	6.4%

Applied Materials, Inc.

Corporate and Other	Q3 FY2025	Q3 FY2024
(in millions)
Unallocated net revenue	$12	$23
Unallocated cost of products sold and expenses	(252)	(276)
Total	$(240)	$(253)

Use of Non-GAAP Financial Measures
Applied provides investors with certain non-GAAP financial measures, which are adjusted for the impact of certain costs, expenses, gains and losses, including certain items related to mergers and acquisitions; restructuring and severance charges and any associated adjustments; impairments of assets; gain or loss, dividends and impairments on strategic investments; certain income tax items and other discrete adjustments. On a non-GAAP basis, the tax effect related to share-based compensation is recognized ratably over the fiscal year. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses these non-GAAP financial measures to evaluate the company’s operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. Applied believes these measures enhance an overall understanding of its performance and investors’ ability to review the company’s business from the same perspective as the company’s management, and facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Applied's ongoing operating performance. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast and related slide presentation will be available at https://ir.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks and demand drivers, technology transitions, our business and financial performance and market share positions, our capital allocation and cash deployment strategies, our investment and growth strategies, our development of new products and technologies, our business outlook for the fourth quarter of fiscal 2025 and beyond, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic, political and industry conditions, including changes in interest rates and prices for goods and services; the implementation of additional export regulations and license requirements and their interpretation, and their impact on our ability to export products and provide services to customers and on our results of operations; global trade issues and changes in trade and export license policies and our ability to obtain licenses or authorizations on a timely basis, if at all; imposition of new or increases in tariffs and any retaliatory measures, including their impact on demand for our products and services; our ability to effectively mitigate the impact of tariffs; the effects of geopolitical turmoil or conflicts; demand for semiconductor chips and electronic devices; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; our ability to meet customer demand, and our suppliers’ ability to meet our demand requirements; the concentrated nature of our customer base; our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; cybersecurity incidents affecting our information systems or information contained in them, or affecting our operations, suppliers, customers or vendors; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; the effects of regional or global health epidemics; acquisitions, investments and divestitures; changes in income tax laws; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; our ability to ensure compliance with applicable law, rules and regulations and other risks and uncertainties described in our SEC filings, including our recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.
About Applied Materials
Applied Materials, Inc. (Nasdaq: AMAT) is the leader in materials engineering solutions that are at the foundation of virtually every new semiconductor and advanced display in the world. The technology we create is essential to advancing AI and accelerating the commercialization of next-generation chips. At Applied, we push the boundaries of science and engineering to deliver material innovation that changes the world. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	July 27, 2025	July 28, 2024	July 27, 2025	July 28, 2024
Net revenue	$7,302	$6,778	$21,568	$20,131
Cost of products sold	3,740	3,573	11,025	10,569
Gross profit	3,562	3,205	10,543	9,562
Operating expenses:
Research, development and engineering	901	836	2,653	2,375
Marketing and selling	224	205	646	621
General and administrative	204	222	667	745
Total operating expenses	1,329	1,263	3,966	3,741
Income from operations	2,233	1,942	6,577	5,821
Interest expense	66	63	198	181
Interest and other income (expense), net	396	81	625	617
Income before income taxes	2,563	1,960	7,004	6,257
Provision for income taxes	784	255	1,903	811
Net income	$1,779	$1,705	$5,101	$5,446
Earnings per share:
Basic	$2.23	$2.06	$6.32	$6.57
Diluted	$2.22	$2.05	$6.29	$6.52
Weighted average number of shares:
Basic	798	826	807	829
Diluted	802	833	811	835

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	July 27, 2025	October 27, 2024
ASSETS
Current assets:
Cash and cash equivalents	$5,384	$8,022
Short-term investments	1,630	1,449
Accounts receivable, net	5,772	5,234
Inventories	5,807	5,421
Other current assets	1,125	1,094
Total current assets	19,718	21,220
Long-term investments	4,133	2,787
Property, plant and equipment, net	4,124	3,339
Goodwill	3,748	3,732
Purchased technology and other intangible assets, net	238	249
Deferred income taxes and other assets	2,250	3,082
Total assets	$34,211	$34,409
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$799	$799
Accounts payable and accrued expenses	4,614	4,820
Contract liabilities	2,470	2,849
Total current liabilities	7,883	8,468
Long-term debt	5,463	5,460
Income taxes payable	330	670
Other liabilities	1,031	810
Total liabilities	14,707	15,408
Total stockholders’ equity	19,504	19,001
Total liabilities and stockholders’ equity	$34,211	$34,409

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended		Nine Months Ended
	July 27, 2025	July 28, 2024	July 27, 2025	July 28, 2024
Cash flows from operating activities:
Net income	$1,779	$1,705	$5,101	$5,446
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	113	95	321	282
Share-based compensation	158	132	512	436
Deferred income taxes	280	(179)	952	(385)
Other	(284)	48	(298)	(199)
Net change in operating assets and liabilities	588	584	(1,458)	522
Cash provided by operating activities	2,634	2,385	5,130	6,102
Cash flows from investing activities:
Capital expenditures	(584)	(297)	(1,475)	(783)
Cash paid for acquisitions, net of cash acquired	—	—	(29)	—
Proceeds from asset sale	—	—	33	—
Proceeds from sales and maturities of investments	793	382	3,937	1,495
Purchases of investments	(2,176)	(745)	(5,109)	(1,968)
Cash used in investing activities	(1,967)	(660)	(2,643)	(1,256)
Cash flows from financing activities:
Debt borrowings, net of issuance costs	—	694	—	694
Proceeds from issuance of commercial paper	100	100	400	300
Repayments of commercial paper	(100)	(100)	(400)	(300)
Proceeds from common stock issuances	—	—	129	119
Common stock repurchases	(1,056)	(861)	(4,044)	(2,381)
Tax withholding payments for vested equity awards	(33)	(25)	(210)	(258)
Payments of dividends to stockholders	(368)	(331)	(1,019)	(863)
Payments of debt issuance costs	—	—	(2)	—
Repayments of principal on finance leases	—	1	—	(12)
Cash used in financing activities	(1,457)	(522)	(5,146)	(2,701)
Increase (decrease) in cash, cash equivalents and restricted cash equivalents	(790)	1,203	(2,659)	2,145
Cash, cash equivalents and restricted cash equivalents—beginning of period	6,244	7,175	8,113	6,233
Cash, cash equivalents and restricted cash equivalents — end of period	$5,454	$8,378	$5,454	$8,378

Reconciliation of cash, cash equivalents, and restricted cash equivalents
Cash and cash equivalents	$5,384	$8,288	$5,384	$8,288
Restricted cash equivalents included in deferred income taxes and other assets	70	90	70	90
Total cash, cash equivalents, and restricted cash equivalents	$5,454	$8,378	$5,454	$8,378

Supplemental cash flow information:
Cash payments for income taxes	$436	$213	$1,269	$819
Cash refunds from income taxes	$4	$2	$79	$7
Cash payments for interest	$51	$35	$171	$137

Applied Materials, Inc.

Additional Information

	Q3 FY2025	Q3 FY2024
Net Revenue by Geography (In millions)
United States	$683	$1,053
% of Total	9%	16%
Europe	$160	$339
% of Total	2%	5%
Japan	$713	$555
% of Total	10%	8%
Korea	$1,160	$1,102
% of Total	16%	16%
Taiwan	$1,843	$1,148
% of Total	25%	17%
Southeast Asia	$195	$428
% of Total	3%	6%
China	$2,548	$2,153
% of Total	35%	32%

Employees (In thousands)
Regular Full Time	36.1	35.2

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Nine Months Ended
(In millions, except percentages)	July 27, 2025	July 28, 2024	July 27, 2025	July 28, 2024
Non-GAAP Gross Profit
GAAP reported gross profit	$3,562	$3,205	$10,543	$9,562
Certain items associated with acquisitions[1]	7	6	20	20
Non-GAAP gross profit	$3,569	$3,211	$10,563	$9,582
Non-GAAP gross margin	48.9%	47.4%	49.0%	47.6%
Non-GAAP Operating Income
GAAP reported operating income	$2,233	$1,942	$6,577	$5,821
Certain items associated with acquisitions[1]	11	10	34	31
Acquisition integration and deal costs	1	1	4	9
Non-GAAP operating income	$2,245	$1,953	$6,615	$5,861
Non-GAAP operating margin	30.7%	28.8%	30.7%	29.1%
Non-GAAP Net Income
GAAP reported net income	$1,779	$1,705	$5,101	$5,446
Certain items associated with acquisitions[1]	11	10	34	31
Acquisition integration and deal costs	1	1	4	9
Realized loss (gain), dividends and impairments on strategic investments, net	16	16	(11)	12
Unrealized loss (gain) on strategic investments, net	(314)	25	(288)	(275)
Foreign exchange loss (gain) related to purchase of strategic investment	—	—	23	—
Loss (gain) on asset sale	—	—	(44)	—
Income tax effect of share-based compensation[2]	7	8	1	(7)
Income tax effects related to intra-entity intangible asset transfers[3]	32	17	738	57
Resolution of prior years’ income tax filings and other tax items[4]	460	(11)	320	22
Income tax effect of non-GAAP adjustments[5]	(3)	(4)	(3)	(2)
Non-GAAP net income	$1,989	$1,767	$5,875	$5,293

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	GAAP basis tax benefit related to share-based compensation is recognized ratably over the fiscal year on a non-GAAP basis.

3	Amount for the nine months ended July 27, 2025, included changes to income tax provision of $94 million from amortization of intangibles and a $644 million remeasurement of deferred tax assets resulting from new tax incentive agreements in Singapore in the first quarter of fiscal 2025.

4	Amounts for the three and nine months ended July 27, 2025 included the impact of the recognition of a $410 million valuation allowance against deferred tax assets related to corporate alternative minimum tax credits.

5	Adjustment to provision for income taxes related to non-GAAP adjustments reflected in income before income taxes.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	July 27, 2025	July 28, 2024	July 27, 2025	July 28, 2024
Non-GAAP Earnings Per Diluted Share
GAAP reported earnings per diluted share	$2.22	$2.05	$6.29	$6.52
Certain items associated with acquisitions	0.01	0.01	0.04	0.04
Acquisition integration and deal costs	—	—	—	0.01
Realized loss (gain), dividends and impairments on strategic investments, net	0.02	0.01	(0.02)	0.01
Unrealized loss (gain) on strategic investments, net	(0.39)	0.03	(0.36)	(0.33)
Foreign exchange loss (gain) related to purchase of strategic investment	—	—	0.03	—
Loss (gain) on asset sale	—	—	(0.04)	—
Income tax effect of share-based compensation	0.01	0.01	—	(0.01)
Income tax effects related to intra-entity intangible asset transfers[1]	0.04	0.02	0.91	0.07
Resolution of prior years’ income tax filings and other tax items[2]	0.57	(0.01)	0.40	0.03
Non-GAAP earnings per diluted share	$2.48	$2.12	$7.25	$6.34
Weighted average number of diluted shares	802	833	811	835

1	Amount for the nine months ended July 27, 2025, included changes to income tax provision of $0.12 per diluted share from amortization of intangibles and $0.79 per diluted share from a remeasurement of deferred tax assets resulting from new tax incentive agreements in Singapore in the first quarter of fiscal 2025.

2	Amounts for the three and nine months ended July 27, 2025 included a $0.51 per diluted share impact of the recognition of a valuation allowance against deferred tax assets related to corporate alternative minimum tax credits.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Nine Months Ended
(In millions, except percentages)	July 27, 2025	July 28, 2024	July 27, 2025	July 28, 2024
Semiconductor Systems Non-GAAP Operating Income
GAAP reported operating income	$1,966	$1,712	$5,852	$5,157
Certain items associated with acquisitions[1]	11	10	34	30
Non-GAAP operating income	$1,977	$1,722	$5,886	$5,187
Non-GAAP operating margin	36.4%	35.0%	36.7%	35.2%
Applied Global Services Non-GAAP Operating Income
GAAP reported operating income	$445	$467	$1,338	$1,320
Non-GAAP operating income	$445	$467	$1,338	$1,320
Non-GAAP operating margin	27.8%	29.6%	28.1%	28.8%
Display Non-GAAP Operating Income
GAAP reported operating income	$62	$16	$144	$46
Non-GAAP operating income	$62	$16	$144	$46
Non-GAAP operating margin	23.6%	6.4%	20.4%	6.8%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

Note: The reconciliation of GAAP and non-GAAP segment results above does not include certain revenues, costs of products sold and operating expenses that are reported within corporate and other and included in consolidated operating income.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	July 27, 2025

GAAP provision for income taxes (a)	$784
Income tax effect of share-based compensation	(7)
Income tax effects related to intra-entity intangible asset transfers	(32)
Resolutions of prior years’ income tax filings and other tax items	(460)
Income tax effect of non-GAAP adjustments	3
Non-GAAP provision for income taxes (b)	$288

GAAP income before income taxes (c)	$2,563
Certain items associated with acquisitions	11
Acquisition integration and deal costs	1
Realized loss (gain), dividends and impairments on strategic investments, net	16
Unrealized loss (gain) on strategic investments, net	(314)
Non-GAAP income before income taxes (d)	$2,277

GAAP effective income tax rate (a/c)	30.6%

Non-GAAP effective income tax rate (b/d)	12.6%

UNAUDITED RECONCILIATION OF NON-GAAP FREE CASH FLOW

	Three Months Ended		Nine Months Ended
(In millions)	July 27, 2025	July 28, 2024	July 27, 2025	July 28, 2024
Cash provided by operating activities	$2,634	$2,385	$5,130	$6,102
Capital expenditures	(584)	(297)	(1,475)	(783)
Non-GAAP free cash flow	$2,050	$2,088	$3,655	$5,319